PSS World Medical Appoints A. Hugh Greene as New Director

Greene is President and Chief Executive Officer of Baptist Health

JACKSONVILLE, Fla., Dec. 15, 2011 (GLOBE NEWSWIRE) — PSS World Medical, Inc. (Nasdaq:PSSI) today announced that its Board of Directors has expanded to nine directors by appointing A. Hugh Greene, age 58, as a new director, effective March 1, 2012. Mr. Greene will serve on the Strategic Planning Committee.

Mr. Greene currently serves as the President and Chief Executive Officer of Baptist Health, a comprehensive community-based health system comprised of five hospitals. He was named one of the area’s 12 “Ultimate CEOs” by the Jacksonville Business Journal in 2007, and he was also inducted into the First Coast Business Hall of Fame. Mr. Greene is a graduate of Wake Forest University and holds a master’s degree in Health Administration from the Medical College of Virginia as well as a master’s degree in Divinity from the Southern Baptist Theological Seminary.

Delores M. Kesler, Chairman of PSS World Medical, Inc., commented, “Hugh Greene’s many accomplishments and experience in the healthcare industry will provide a unique perspective that will be of great value to PSS. We are indeed fortunate to have Mr. Greene join the PSS World Medical Board.”

Mr. Greene currently serves as Chair of the Florida Hospital Association Board and serves on its Executive Committee and the Legislative Advocacy Committee. He is also the 2011 Chair of the Jacksonville Chamber of Commerce and serves on both the Board of Trustees for the University of North Florida and the Executive Committee of the Jacksonville Civic Council.

PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, elder care providers and other alternate-site healthcare providers through its two business units. Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

The PSS World Medical, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8680

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic and political conditions; our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to successfully execute our mergers and acquisitions strategy; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel and other commodity prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our and our customers’ businesses are subject to numerous federal, state and foreign laws and regulations that could impact our and their financial condition and results of operations; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS World Medical, Inc. assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

CONTACT:	PSS World Medical Investor Relations 904-332-3287